Exhibit (a)(1)

                 LEXINGTON WORLDWIDE EMERGING MARKETS FUND, INC.

                 FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT

       (Under Section 2-609 of the Corporations and Associations Article)

     LEXINGTON WORLDWIDE EMERGING MARKETS FUND, INC., a Maryland corporation having its principal office in the State of Maryland as c/o United States Corporation Company, 1123 North Eutaw Street, Baltimore, Maryland 21201, and having United States Corporation Company as its resident agent located at 1123 North Eutaw Street, Baltimore, Maryland 21201, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The charter of the Corporation is hereby amended by striking out Articles First through Eighteenth of the Articles of Incorporation as currently in effect and inserting in lieu thereof the following restatement of the charter of the Corporation to read as follows:

                                      Name

     The name of the corporation is Lexington Worldwide Emerging Markets Fund, Inc. (the Corporation).

                               Corporate Purposes

     The purpose for which the Corporation is formed is to engage in the business of an investment company.

     The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.

                       Principal Office and Resident Agent

     The post office address of the principal office of the Corporation in Maryland is c/o United States Corporation Company, 1123 North Eutaw Street, Baltimore, Maryland 21201. The name and post office address of the resident agent of the Corporation in Maryland is United States Corporation Company, 1123 North Eutaw Street, Baltimore, Maryland 21201.

                         Capital Stock and Stockholders

     Section 1. Authorized Shares.

     (a) The total number of shares of all classes of stock heretofore authorized is Fifteen Million (15,000,000) shares of common stock of the par value of One Dollar ($1.00) each. The aggregate par value of all such shares of all classes heretofore authorized is Fifteen Million Dollars ($15,000,000).

     (b) The total number of shares of all classes of stock as increased is Thirty Million (30,000,000) shares of common stock of the par value of One Dollar ($1.00) each, of which Fifteen million (15,000,000) shares are designated as Lexington Worldwide Emerging Markets Fund shares and the balance of which are unclassified. The aggregate par value of all shares of all classes as increased is Thirty Million Dollars ($30,000,000).

     (c) The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

     (d) The provisions of these Articles, including those in this Section shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class:

          (i) The assets and liabilities and the income and expenses of each class of the Corporation s stock shall be determined separately and, accordingly, the net asset value of shares of the Corporation's stock may vary from class to class. The income or gain and the expenses or liabilities of the Corporation shall be allocated to each class of stock as determined by or under the direction of the Board of Directors.

          (ii) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may he declared from time to time by the Board of Directors with respect to such class. Dividends or distributions shall be paid on shares of a class of stock only out of the assets belonging to that class.

          (iii) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class less the liabilities allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes.

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
          (iv) All holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote.

          (v) Except for the differences set forth above, each class of the Corporation s stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

     Section 2. Fractional Shares. The Corporation may issue fractional shares. Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     Section 3. Quorum Requirements. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote without regard to class shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class entitled to vote on the matter shall constitute a quorum.

     Section 4. Voting. Notwithstanding any provision of the laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of the holders of more than a majority of the outstanding stock of the Corporation, that action shall, except to the extent otherwise required by the Investment Company Act of 1940, be effective and valid if taken or authorized by the affirmative vote of the holders of the majority of the total number of votes entitled to be cast thereon.

     Section 5. No Preemptive Rights. No holder of shares of stock of the Corporation shall be entitled to any preemptive right other than as the Board of Directors may establish.

     Section 6. Redemption of Stock. Each stockholder may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation of its designated agent, at the net asset value of the shares of that class next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge imposed by the Board of Directors. The Board of Directors may establish procedures for redemption of stock. Payment of the redemption price by the Corporation or its designated agent shall be made within seven days after redemption. The right of redemption may be suspended and payment of the redemption price may be postponed when permitted or required by applicable law. The right of a holder of stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to

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
receive the redemption price and any dividend or distribution to which that holder had become entitled as the record holder of the shares on the record date for that dividend. Upon the terms set forth in this Section, the Corporation may cause the redemption of shares of stock owned by stockholders whose shares have an aggregate net asset value of Five Hundred Dollars ($500) or less or such other minimum amount as determined by the Board of Directors.

     Section 7. Determinations by Board of Directors. Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment or other asset owned or held by the Corporation, as to the number of shares or any class of stock outstanding, as to the income of the Corporation or as to any other matter relating to the determination of net asset value, the declaration of dividends or the issue, sale, redemption or other acquisition of shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                               Board of Directors

     Section 8. Number of Directors. The number of Directors in office may he changed from time to time in the manner specified in the By-Laws of the Corporation, but this number shall never be less than the minimum number required under the Maryland General Corporation Law.

     Section 9. Certain Powers of Board of Directors. In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation (a) is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, (b) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation, (c) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether nor or hereafter authorized, and
(d) is authorized to adopt procedures for determination of and to maintain constant the net asset value of shares of the Corporation's stock.

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
                          Liability and Indemnification

     (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer or the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (b) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

     (c) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (d) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

                                   Amendments

     The Corporation reserves the right from time to time to make any amendment of these Articles now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in these Articles, of any outstanding capital stock.

     SECOND: The number of directors of the corporation currently is Thirteen
(13). The names of such directors are:

     Robert M. DeMichele             Barbara M. Richardson
     Beverly C. Duer                 Margaret W. Russell
     W. E. S. Griswold, Jr.          Philip C. Smith
     Lawrence Kantor                 Williams S. Stack
     Donald B. Miller                Leon M. Stern
     Francis Olmsted                 Francis A. Sunderland
     John G. Preston

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
     The board of directors of the corporation, at a meeting duly convened and held on February 26, 1991, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment and restatement of the charter was advisable and directing that it be submitted for action thereon by the stockholders at the annual meeting to be held on April 15, 1991.

     THIRD: Notice setting forth the said amendment of the charter (or a summary of the changes to be effected by said amendment of the charter) and that a restatement of the charter was advisable and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon; and like notice was given to all stockholders of the corporation not entitled to vote thereon, whose contract rights as expressly set forth in the charter would be altered by the amendment.

     FOURTH: In accordance with the provisions of the charter of the Corporation as permitted by the Maryland General Corporation Law, the amendment of the charter as hereinabove set forth and the restatement of the charter were approved by the stockholders of the Corporation at said meeting by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon.

     IN WITNESS WHEREOF, Lexington Worldwide Emerging Markets Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President (or vice president), attested (or witnessed) by its Secretary (or Assistant Secretary), on April 21, 1991.



                                        LEXINGTON WORLDWIDE EMERGING
                                        MARKETS FUND, INC.



                                        By:
                                            ------------------------------------
                                            Robert M. DeMichele, President

ATTEST:


------------------------------------
Lisa Curcio, Secretary

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
                 LEXINGTON WORLDWIDE EMERGING MARKETS FUND, INC.

                             PRESIDENT'S CERTIFICATE

     THE UNDERSIGNED, President of LEXINGTON WORLDWIDE EMERGING MARKETS FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement of Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                        By:
                                            ------------------------------------
                                            Robert M. DeMichele, President

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